                                                                    Exhibit 21.1


                           Subsidiaries of the Company

Name                                           Jurisdiction of Incorporation
----                                           -----------------------------
eFunds Corporation                             California
Analytic Research Technologies, Inc.           Minnesota
eFunds Canada, Inc.                            Canada
eFunds Government Services, Inc.               Delaware
Chex Systems, Inc.                             Minnesota
eFunds Holdings Limited                        United Kingdom
eFunds International Limited                   United Kingdom
Deposit Payment Protection Services, Inc.      Delaware
iDLX Corporation                               Delaware
iDLX International B.V.                        Netherlands
iDLX Holdings N.V.                             Netherlands
eFunds IT Solutions Group, Inc.                Delaware
eFunds International India Private Limited     India
eFunds Overseas, Inc.                          Minnesota
Access Cash International L.L.C.               Delaware
ACI-Canada, Inc.                               Minnesota
Access Cash Canada Co.                         Canada